CERTIFICATE OF DESIGNATIONS OF
                      SERIES C CONVERTIBLE PREFERRED STOCK,
                           PAR VALUE $0.001 PER SHARE

Pursuant to Section 78.1955 of the Nevada Revised Statutes

IT IS HEREBY CERTIFIED that:

      1. The name of the company (hereinafter called the "CORPORATION") is The Project Group, Inc., a corporation organized and now existing under the Nevada Revised Statutes.

      2. The Articles of Incorporation of the Corporation (the "ARTICLES OF INCORPORATION") authorizes the issuance of Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (the "PREFERRED STOCK"), and expressly vests in the Board of Directors of the Corporation the authority to issue any or all of said shares by resolution or resolutions and to establish the designation and number of shares to be issued.

      3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, and pursuant to the provisions of Section
78.1955 of the Nevada Revised Statutes, has adopted the resolution set forth below to create a series of Preferred Stock. Pursuant to Section 78.1955, the approval of the Corporation's shareholders was not required.

      RESOLVED, THAT Six Thousand Six Hundred (6,600) shares (the "SERIES C SHARES") of the Five Million (5,000,000) shares of Preferred Stock of the Corporation which are authorized shares as of the date of this certificate shall hereby be designated Series C Convertible Preferred Stock, par value $0.001 per share (the "CERTIFICATE"), and shall possess the rights and preferences set forth below:

1.    DIVIDENDS.

      The holders of the Series C Shares shall be entitled, when and if declared by the board of directors of the corporation (the "BOARD OF DIRECTORS"), to cash dividends and distributions out of funds of the corporation legally available for that purpose (collectively, "Distributions") PRO RATA and PARI PASSU with the holders of the Corporation's common stock, par value $0.001 per share (the "COMMON STOCK") such that, the Distributions payable on each issued and outstanding Series C Share shall be equal to the amount paid on each issued and outstanding share of the Common Stock, and all Distributions shall be declared, paid and set aside ratably on the foregoing basis among the holders of the Series C Shares and the holders of the Common Stock in proportion to the issued and outstanding Series C Shares and the Common Stock held by them; provided however that Distributions shall be issued to the Series C Share holders on an as if converted basis of the Series C Shares to Common Stock.


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2.    VOTING.

      (a) On all matters submitted for a vote of the shareholders of the Corporation, the holders of the Series C Shares shall each be entitled to vote the number of votes equal to the number of shares of the Common Stock into which such shares are to be converted pursuant to Section 4 of this Certificate.

      (b) The affirmative vote of the holders of a majority of the issued and outstanding Preferred Stock voting as a separate class, shall be required to change the powers, preferences or special rights of the Series C Shares in relation to the shares of the Common Stock.

3.    LIQUIDATION.

      (a) Upon the occurrence of a Liquidating Event (as defined below in Section 3(c) of this Certificate), whether voluntary or involuntary, the holders of the Preferred Stock and the Common Stock of all classes shall be entitled to receive, PRO RATA and PARI PASSU out of the assets of the Corporation available for distribution to its stockholders or from the net proceeds from a sale, lease, exchange or other disposition of the assets of the Corporation (in any such case, the "PROCEEDS"), as applicable, as follows: the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock and the Common Stock such that, the Proceeds distributed on account of each issued and outstanding share of the Preferred Stock shall be equal to the amount distributed on account of each issued and outstanding share of the Common Stock in proportion to the issued and outstanding shares of the Preferred Stock and the Common Stock held by them.

      (b) VALUATION. If any asset distributed to holders of the Corporation's Common Stock upon the occurrence of any Liquidating Event consists of property other than cash or securities, the value of such distribution shall be deemed to be the fair market value thereof at the time of such distribution, as determined in good faith by the Board of Directors.

      (c) LIQUIDATING EVENT. Any of the following shall be considered a "LIQUIDATING EVENT" and shall entitle the holders of the Preferred Stock and the Common Stock to receive promptly, in cash, securities or other property, those amounts specified in Section 3(a) of this Certificate and valued as provided in
Section 3(b) of this Certificate:

            (i) any liquidation, dissolution or winding up of the Corporation;
or

            (ii) any sale, lease, exchange or other disposition of all or substantially all the Corporation's assets.

4. CONVERSION OF SHARES OF THE PREFERRED STOCK. Series C Shares shall convert into shares of the Common Stock on the basis set forth in, and subject to the limitations of, this Section 4 of this Certificate:

      (a) Conversion Date. The Series C preferred shares shall not be converted at any time prior to second anniversary of the date of issuance of such Series C preferred shares (the "CONVERSION DATE").


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      (b) Subject to and in compliance with the provisions of this Section 4, each one (1) Series C Share shall be converted into a number of fully paid and nonassessable shares of the Common Stock so that the aggregate number of Series C preferred shares shall, when converted, equal 9.0% of the total number of shares of the Corporation's Common Stock outstanding on the conversion date (the "PREFERRED RATIO RATIO"), on a pro rata basis.

      (c) SUBDIVISION OR COMBINATION OF THE COMMON STOCK. If the Corporation at any time or from time to time shall declare or pay any dividend on the shares of the Common Stock payable in shares of the Common Stock or in any right to acquire shares of the Common Stock, or shall effect a subdivision of the outstanding shares of the Common Stock into a greater number of shares of the shares of any class of the Common Stock (by stock split, reclassification or otherwise), or if the outstanding shares of the Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of the Common Stock, then the Preferred Conversion Ratio in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate, such that each Series C Share is converted into those shares of the Common Stock that represent the economic equivalent of the shares of the Common Stock into which each Series C Share was convertible immediately prior to such dividend, subdivision, combination or reclassification.

5.    CONVERSION PROCEDURE.

      In order for any holder of Series C Preferred Stock to convert the same into shares of Common Stock, such holder shall execute the Conversion Election on the reverse side of the certificate evidencing the Series C Preferred Stock being converted and delivering such certificate to the Corporation at its principal office, setting forth in the Conversion Election the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Conversion Election shall be deemed to be effective upon receipt by the Corporation. If the Conversion Election is received by the Corporation after 3:00 p.m. Eastern Time on any day, it shall be deemed to be received the next following business day. The Corporation shall, as soon as practicable, but not later than five business days after the date of receipt of the Conversion Election, issue and deliver to the location designated by such holder, the certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as a result of such conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the effective date of such conversion. The Corporation shall deliver to the converting holder:

            (a) a certificate or certificates representing the number of shares of the Common Stock issuable by reason of such conversion consistent with
      Section 4 of this Certificate; and

            (b) if a holder has requested conversion, a certificate representing any Series C Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which have not converted.


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The issuance of certificates for shares of the Common Stock upon conversion of
Series C Shares pursuant to the foregoing clause shall be made without charge to the holders of such Series C Shares for any issuance tax in respect thereof (so long as such certificates are issued in the name of the record holder of such Series C Shares) or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of the Common Stock. Upon conversion of each Series C Share, the Corporation shall take all such actions as are necessary in order to ensure that the shares of the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes (other than any taxes relating to any dividends paid with respect thereto), liens, charges and encumbrances with respect to the issuance thereof.

6. RESERVATION OF COMMON STOCK. The Corporation shall, at all times when Series C Shares shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of Series C Shares, such number of its duly authorized shares of the Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Shares.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations and Preferences as the act and deed of the corporation referenced above.


                                       -----------------------------------------
                                       Name:  John Winchester
                                       Title: Vice President


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